Exhibit 99.1

RBC Bearings Incorporated Announces Fiscal First Quarter 2025 Results

Oxford, CT – August 2, 2024 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the first quarter fiscal 2025.

First Quarter Financial Highlights

●	First quarter net sales of $406.3 million increased 5.0% over last year, Aerospace/Defense up 23.7% and Industrial down 3.5%.

●	Gross margin of 45.3% for the first quarter of fiscal 2025 compared to 43.4% last year.

●	First quarter net income attributable to common stockholders as a percentage of net sales of 13.7% vs 11.4% last year.

●	Adjusted EBITDA as a percentage of net sales of 33.0% vs 31.1% last year.

●	First quarter free cash flow conversion of 144.0% vs 110.0% last year.

Three Month Financial Highlights

	Fiscal 2025		Fiscal 2024		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$406.3		$387.1		5.0%
Gross margin	$184.0		$167.9		9.6%
Gross margin %	45.3%		43.4%
Operating income	$97.5	$97.5	$85.0	$85.3	14.7%	14.3%
Operating income %	24.0%	24.0%	22.0%	22.0%
Net income	$61.4	$80.2	$50.0	$67.7	22.8%	18.5%
Net income attributable to common stockholders	$55.7	$74.5	$44.3	$62.0	25.7%	20.2%
Diluted EPS	$1.90	$2.54	$1.52	$2.13	25.0%	19.2%

(1)	Results exclude items in reconciliation below.

“RBC continued to deliver strong operational performance in the first quarter with 5.0% sales growth, 11.3% adjusted EBITDA growth and 19.2% adjusted diluted earnings per share growth,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Customer demand for our capacity in the Aerospace and Defense end market remains robust, as evidenced by our 23.7% revenue growth, and our Industrial business continued to execute well and remains well poised for any acceleration in industrial end markets as we progress through the remainder of the year. Profit performance in the quarter was notable and continues to be driven by ongoing absorption of our aerospace and defense capacity and continued Dodge synergies, which are tailwinds that we believe will continue to benefit us through the remainder of the fiscal year.”

First Quarter Results

Net sales for the first quarter of fiscal 2025 were $406.3 million, an increase of 5.0% from $387.1 million in the first quarter of fiscal 2024. Net sales for the Industrial segment decreased 3.5%, while net sales for the Aerospace/Defense segment increased 23.7%. Gross margin for the first quarter of fiscal 2025 was $184.0 million compared to $167.9 million for the same period last year.

SG&A for the first quarter of fiscal 2025 was $67.6 million, an increase of $2.9 million from $64.7 million for the same period last year. As a percentage of net sales, SG&A was 16.6% for the first quarter of fiscal 2025 compared to 16.7% for the same period last year.

Other operating expenses for the first quarter of fiscal 2025 totaled $18.9 million compared to $18.2 million for the same period last year. For the first quarter of fiscal 2025, other operating expenses included $17.8 million of amortization of intangible assets and $1.1 million of other items. For the first quarter of fiscal 2024, other operating expenses included $17.5 million of amortization of intangible assets and $0.7 million of other items.

Operating income for the first quarter of fiscal 2025 was $97.5 million compared to $85.0 million for the same period last year. On an adjusted basis, operating income was $97.5 million for the first quarter of fiscal 2025 compared to $85.3 million for the same period last year. Refer to the tables below for details on the adjustments made to operating income to arrive at adjusted operating income.

Interest expense, net, was $17.2 million for the first quarter of fiscal 2025 compared to $20.5 million for the same period last year.

Income tax expense for the first quarter of fiscal 2025 was $18.5 million compared to $14.0 million for the same period last year. The effective income tax rate for the first quarter of fiscal 2025 was 23.1% compared to 21.9% for the same period last year.

Net income for the first quarter of fiscal 2025 was $61.4 million compared to $50.0 million for the same period last year. On an adjusted basis, net income was $80.2 million for the first quarter of fiscal 2025 compared to $67.7 million for the same period last year. Refer to the tables below for details on the adjustments made to net income to arrive at adjusted net income. Net income attributable to common stockholders for the first quarter of fiscal 2025 was $55.7 million compared to $44.3 million for the same period last year. On an adjusted basis, net income attributable to common stockholders for the first quarter of fiscal 2025 was $74.5 million compared to $62.0 million for the same period last year.

Diluted EPS attributable to common stockholders for the first quarter of fiscal 2025 was $1.90 compared to $1.52 for the same period last year. On an adjusted basis, diluted EPS attributable to common stockholders was $2.54 for the first quarter of fiscal 2025 compared to $2.13 for the same period last year.

Backlog as of June 29, 2024, was $825.8 million compared to $821.5 million as of March 30, 2024 and $765.2 million as of July 1, 2023.

Preferred Stock Conversion in Fiscal 2025

The Company’s Series A mandatory convertible preferred stock is set to automatically convert to common stock on October 15, 2024, at which point the Company will no longer be required to pay a 5.0% dividend ($5.7 million per quarter), which reduces net income attributable to common stockholders.This will lead to $23.0 million of annual cash savings in future periods. Fiscal 2025 will include the final three quarterly dividend payments, the first of which was made in the first quarter.

If the preferred stock conversion were to have taken place during the first quarter of fiscal 2025, it would have resulted in an additional 2,029,980 shares of outstanding common stock. If these 2,029,980 shares were added to the total diluted shares outstanding in lieu of the preferred stock quarterly dividend of $5.7 million, diluted EPS for this quarter would have been $1.96 rather than the reported $1.90, and adjusted diluted EPS would have been $2.56 rather than the reported $2.54.

Outlook for the Second Quarter Fiscal 2025

The Company expects net sales to be approximately $395.0 million to $405.0 million in the second quarter of fiscal 2025, compared to $385.6 million last year, a growth rate of 2.4% to 5.0%.

Live Webcast

RBC Bearings Incorporated will host a webcast on Friday, August 2nd, 2024, at 11:00 a.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13747958. Investors are advised to dial into the call at least ten minutes prior to the call to register. An audio replay of the call will be available from 2:00 p.m. ET August 2nd, 2024, until 2:00 p.m. ET August 16th, 2024. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13747958.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual, as well as other non-cash items including but not limited to depreciation, amortization, and equity-based incentive compensation. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Free Cash Flow Conversion

Free cash flow conversion measures our ability to convert operating profits into free cash flow and is calculated as free cash flow (cash provided by operating activities less capital expenditures) divided by net income.

Adjusted Gross Margin and Adjusted Operating Income

Adjusted gross margin excludes the impact of restructuring costs associated with the closing of a plant. Adjusted operating income excludes acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income Attributable to Common Stockholders and Adjusted Earnings Per Share Attributable to Common Stockholders

Adjusted net income attributable to common stockholders and adjusted earnings per share attributable to common stockholders (calculated on a diluted basis) exclude non-cash expenses for amortization related to acquired intangible assets, stock-based compensation, amortization of deferred finance fees, acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted EBITDA

We use the term “Adjusted EBITDA” to describe net income adjusted for the items summarized in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, Adjusted EBITDA aids our investors in understanding our compliance with our debt covenants. Management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and some investors utilize it when making investment decisions and evaluating us against peers.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our definition of Adjusted EBITDA may vary from the definition used by others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA adds back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur or vary greatly, are difficult to predict, and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times (i) include estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or (ii) exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our use of information technology systems, our disclosure controls and procedures and internal control over financial reporting, our debt level, our level of goodwill, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, increases in interest rates, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in our reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contact:	Rob Moffatt
Director of Investor Relations
investors@rbcbearings.com

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in millions, except per share data)

(Unaudited)

	Three Months Ended
	June 29,	July 1,
	2024	2023
Net sales	$406.3	$387.1
Cost of sales	222.3	219.2
Gross margin	184.0	167.9

Operating expenses:
Selling, general and administrative	67.6	64.7
Other, net	18.9	18.2
Total operating expenses	86.5	82.9

Operating income	97.5	85.0

Interest expense, net	17.2	20.5
Other non-operating expense	0.4	0.5
Income before income taxes	79.9	64.0
Provision for income taxes	18.5	14.0
Net income	61.4	50.0
Preferred stock dividends	5.7	5.7
Net income attributable to common stockholders	$55.7	$44.3

Net income per common share attributable to common stockholders:
Basic	$1.92	$1.53
Diluted	$1.90	$1.52

Weighted average common shares:
Basic	29,054,820	28,846,874
Diluted	29,294,998	29,114,819

Segment Data:	Three Months Ended
	June 29,	July 1,
Net External Sales:	2024	2023
Aerospace and defense segment	$149.1	$120.5
Industrial segment	257.2	266.6
Total net external sales	$406.3	$387.1

	Three Months Ended
	June 29,	July 1,
Reconciliation of Reported Operating Income to Adjusted Operating Income:	2024	2023
Reported operating income	$97.5	$85.0
Restructuring and consolidation	-	0.3
Adjusted operating income	$97.5	$85.3

	Three Months Ended
	June 29,	July 1,
Reconciliation of Reported Net Income to Adjusted Net Income Attributable to Common Stockholders:	2024	2023
Reported net income	$61.4	$50.0
Restructuring and consolidation	-	0.3
M&A related amortization	16.4	16.3
Stock compensation expense	6.5	5.4
Amortization of deferred finance fees	0.6	0.9
Tax impact of adjustments and other tax matters	(4.7)	(5.2)
Adjusted net income	$80.2	$67.7

Preferred stock dividends	5.7	5.7

Adjusted net income attributable to common stockholders	$74.5	$62.0

Adjusted net income per common share attributable to common stockholders:
Basic	$2.56	$2.15
Diluted	$2.54	$2.13

Weighted average common shares:
Basic	29,054,820	28,846,874
Diluted	29,294,998	29,114,819

	Three Months Ended
	June 29,	July 1,
Reconciliation of Reported Net Income to Adjusted EBITDA:	2024	2023
Reported net income	$61.4	$50.0
Interest expense, net	17.2	20.5
Provision for income taxes	18.5	14.0
Stock compensation expense	6.5	5.4
Depreciation and amortization	30.0	29.7
Other non-operating expense	0.4	0.5
Restructuring and consolidation	-	0.3
Adjusted EBITDA	$134.0	$120.4

Consolidated Balance Sheets

(dollars in millions, except per share data)

	June 29,	March 30,
	2024	2024
Assets
Cash and cash equivalents	$76.8	$63.5
Accounts receivable, net of allowance for doubtful accounts	254.7	255.2
Inventory	635.0	622.8
Prepaid expenses and other current assets	27.7	24.0
Total current assets	994.2	965.5
Property, plant and equipment, net	356.8	361.0
Operating lease assets, net	50.9	41.4
Goodwill	1,874.2	1,874.9
Intangible assets, net	1,375.9	1,391.9
Other noncurrent assets	44.5	43.9
Total assets	$4,696.5	$4,678.6

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$127.5	$116.2
Accrued expenses and other current liabilities	190.5	167.3
Current operating lease liabilities	8.5	7.0
Current portion of long-term debt	3.8	3.8
Total current liabilities	330.3	294.3
Long-term debt, less current portion	1,127.6	1,188.1
Non-current operating lease liabilities	42.9	35.3
Deferred income taxes	280.2	284.2
Other noncurrent liabilities	111.6	124.8
Total liabilities	1,892.6	1,926.7

Stockholders’ equity
Preferred stock, $.01 par value	0.0	0.0
Common stock, $.01 par value	0.3	0.3
Additional paid-in capital	1,630.6	1,625.2
Accumulated other comprehensive income/(loss)	(0.4)	0.7
Retained earnings	1,272.5	1,216.8
Treasury stock, at cost	(99.1)	(91.1)
Total stockholders’ equity	2,803.9	2,751.9
Total liabilities and stockholders’ equity	$4,696.5	$4,678.6

Consolidated Statements of Cash Flows

(dollars in millions)

(Unaudited)

	June 29,	July 1,
	2024	2023
Cash flows from operating activities:
Net income	$61.4	$50.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30.0	29.7
Deferred income taxes	(4.1)	(2.6)
Amortization of deferred financing costs	0.6	0.9
Stock-based compensation	6.5	5.4
Noncash operating lease expense	1.7	1.7
Loss on disposition of assets	-	0.2
Consolidation, restructuring, and other noncash charges	-	0.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	0.5	(12.0)
Inventory	(12.1)	(15.6)
Prepaid expenses and other current assets	(3.8)	(2.1)
Other noncurrent assets	(0.6)	(2.6)
Accounts payable	11.3	(6.8)
Accrued expenses and other current liabilities	23.9	13.0
Other noncurrent liabilities	(17.9)	2.2
Net cash provided by operating activities	97.4	61.7

Cash flows from investing activities:
Capital expenditures	(9.0)	(6.7)
Proceeds from sale of assets	-	0.2
Net cash used in investing activities	(9.0)	(6.5)

Cash flows from financing activities:
Repayments of term loans	(60.0)	(50.0)
Repayments of notes payable	(1.1)	(1.1)
Principal payments on finance lease obligations	(1.1)	(1.0)
Preferred stock dividends paid	(5.7)	(5.7)
Exercise of stock options	1.2	1.0
Repurchase of common stock	(8.0)	(6.8)
Net cash used in financing activities	(74.7)	(63.6)

Effect of exchange rate changes on cash	(0.4)	(0.3)

Cash and cash equivalents:
Increase / (decrease) during the period	13.3	(8.7)
Cash and cash equivalents, at beginning of period	63.5	65.4
Cash and cash equivalents, at end of period	$76.8	$56.7

Supplemental disclosures of cash flow information:
Cash paid for:
Income taxes	$12.5	$1.1
Interest	22.0	25.1

FY2025 Q2 Outlook - Modeling Items:
Net sales	$395.0 - $405.0
Gross margin (as a percentage of net sales)	43.00% - 44.00%
SG&A (as a percentage of net sales)	17.25% - 17.75%